UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida 33137 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 29, 2013, OPKO Health, Inc. (the “Company” or “OPKO”) completed its previously announced acquisition of PROLOR Biotech, Inc. (“PROLOR”), pursuant to an Agreement and Plan of Merger, dated as of April 23, 2013 (the “Merger Agreement”), by and among OPKO, POM Acquisition, Inc., a wholly owned subsidiary of OPKO (“POM”), and PROLOR. Under the terms of the Merger Agreement, POM merged with and into PROLOR (the “Merger”), with PROLOR surviving as a wholly owned subsidiary of OPKO.

At the effective time of the Merger (the “Effective Time”), each outstanding share of PROLOR’s common stock, par value $0.00001 per share (the “PROLOR Common Stock”), other than shares of PROLOR Common Stock held by OPKO, POM, PROLOR or any wholly-owned subsidiary of OPKO or PROLOR, which were cancelled and retired immediately prior to the Effective Time, was converted into the right to receive 0.9951 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of OPKO (the “OPKO Common Stock”). No fractional shares of OPKO Common Stock will be issued to PROLOR stockholders in connection with the Merger. Instead, a PROLOR stockholder who would otherwise be entitled to a fractional share (after taking into account all certificates delivered by such stockholder) will receive one full share of OPKO Common Stock in lieu of such fractional share.

At the Effective Time, each outstanding option to purchase shares of PROLOR Common Stock (each, a “PROLOR Stock Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase OPKO Common Stock and was assumed by OPKO in accordance with the terms of the applicable PROLOR equity incentive plan and the terms of the contract evidencing such PROLOR Stock Option. The number of shares of OPKO Common Stock subject to each assumed PROLOR Stock Option was adjusted to an amount equal to the product of (a) the number of shares of PROLOR Common Stock subject to such PROLOR Stock Option immediately before the Effective Time and (b) the Exchange Ratio, rounded down to the nearest whole share. The per share exercise price for shares of OPKO Common Stock under each assumed PROLOR Stock Option was adjusted to a price equal to the quotient of (a) the per share exercise price of such PROLOR Stock Option and (b) the Exchange Ratio, rounded up to the nearest whole cent. In addition, pursuant to the stock option agreements governing the outstanding PROLOR Stock Options, each PROLOR Stock Option, except those subject to the waiver agreements described below, became fully vested and exercisable upon the consummation of the Merger. Dr. Abraham Havron, Shai Novik and Eyal Fima, executive officers of PROLOR, or its subsidiaries, immediately before the Effective Time, each executed waiver agreements with PROLOR whereby they waived their right to acceleration of the vesting of the PROLOR Stock Options that were granted to each of them in February 2013.

At the Effective Time, each warrant to purchase shares of PROLOR Common Stock (each, a “PROLOR Warrant”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not exercisable at such time, was converted into a warrant to purchase OPKO Common Stock and OPKO assumed such warrant in accordance with the terms thereof. The number of shares of OPKO Common Stock subject to each assumed PROLOR Warrant was adjusted to an amount equal to the product of (a) the number of shares of PROLOR Common Stock subject to such PROLOR Warrant immediately before the Effective Time and (b) the Exchange Ratio, rounded up to the nearest whole share. The per share exercise price for shares of OPKO Common Stock under each assumed PROLOR Warrant was adjusted to a price equal to the quotient of (a) the per share exercise price of such PROLOR Warrant and (b) the Exchange Ratio, rounded up to the nearest whole cent.

Certain of OPKO’s directors, executive officers and stockholders are former directors and stockholders of PROLOR. Phillip Frost, M.D., who served as Chairman of the Board of Directors of PROLOR and was a greater than 5% stockholder of PROLOR until the Effective Time, is OPKO’s Chairman and Chief Executive Officer and a greater than 5% stockholder of OPKO. Jane H. Hsiao, Ph.D., M.B.A., who was a stockholder of PROLOR and a member of the Board of Directors of PROLOR until the Effective Time, is OPKO’s Vice Chairman of its Board of Directors and Chief Technical Officer and a greater than 5% stockholder of OPKO. Steven D. Rubin, who was a stockholder of PROLOR until the Effective Time and is a member of the Board of Directors of PROLOR, is OPKO’s Executive Vice

President – Administration, a member of the Board of Directors of OPKO, and a less than 5% stockholder of OPKO. The Board of Directors of each of PROLOR and OPKO (with the directors noted above abstaining) approved the Merger and the Merger Agreement.

Based on the number of shares of PROLOR Common Stock, PROLOR Stock Options, and PROLOR Warrants outstanding at the Effective Time, OPKO is expected to issue an aggregate of approximately 71.5 million shares of OPKO Common Stock to the former holders of PROLOR Common Stock, PROLOR Stock Options and PROLOR Warrants in consideration for their shares of PROLOR Common Stock, PROLOR Stock Options and PROLOR Warrants.

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Annex A to OPKO’s proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2013, and is incorporated herein by reference.

A copy of the press release dated August 29, 2013 announcing the completion of the Merger is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 28, 2013, OPKO held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding votes.

1.	All ten nominees were elected to the Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Vote

Phillip Frost, M.D.	257,472,927	4,403,251	48,230,062
Jane H. Hsiao, Ph.D.	249,537,233	12,338,945	48,230,062
Steven D. Rubin	254,441,417	7,434,761	48,230,062
Robert A. Baron	261,248,548	627,630	48,230,062
Thomas E. Beier	256,115,008	5,761,170	48,230,062
Dmitry Kolosov	261,498,912	377,266	48,230,062
Richard A. Lerner, M.D.	261,463,697	412,481	48,230,062
John A. Paganelli	256,086,168	5,790,010	48,230,062
Richard C. Pfenniger, Jr.	259,959,159	1,917,019	48,230,062
Alice Lin-Tsing Yu, M.D., Ph.D.	252,506,826	9,369,352	48,230,062

2.	The stockholders voted to approve an amendment to the OPKO Health, Inc. 2007 Equity Incentive Plan (the “2007 Plan”) to increase the aggregate number of shares of OPKO Common Stock authorized for issuance pursuant to the 2007 Plan from 35 million shares to 55 million shares as disclosed in the Company’s Proxy Statement for the Annual Meeting. The votes on the OPKO Plan Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
255,442,617	6,250,878	182,683	48,230,062

The amendment to the 2007 Plan is attached hereto as Exhibit 10.1.

3.	The stockholders voted to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the authorized number of shares of OPKO Common Stock that OPKO may issue from 500 million shares to 750 million shares as disclosed in the Company’s Proxy Statement for the Annual Meeting. The votes on the OPKO Authorized Share Increase Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
302,702,274	6,346,450	527,960	529,556

The amendment to the Company’s amended and restated certificate of incorporation is attached hereto as Exhibit 3.1.

4.	The stockholders voted to approve the issuance of shares of OPKO Common Stock and other securities exercisable for shares of OPKO Common Stock to the stockholders of PROLOR, in connection with the transactions contemplated by the Merger Agreement for the purpose of facilitating the merger of POM with and into PROLOR as disclosed in the Company’s Proxy Statement for the Annual Meeting. The votes on the OPKO Share Issuance Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
258,422,270	3,305,353	148,555	48,230,062

5.	The stockholders voted to approve the adjournment of the OPKO Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the foregoing proposals as disclosed in the Company’s Proxy Statement for the Annual Meeting. The votes on the Adjournment Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
301,906,431	7,730,917	468,885	0

No other matters were considered or voted upon at the Annual Meeting.

ITEM 8.01.	Other Events.

Litigation Matters

As previously disclosed, six putative class action lawsuits have been filed in connection with the Merger: (1) Peter Turkell v. PROLOR Biotech, Inc., et al. (Case No. A-13-680860-B), filed April 29, 2013 in the Eighth Judicial District Court in and for Clark County, Nevada; (2) Floyd A. Fried v. PROLOR Biotech, Inc., et al., (Case No. A-13-681060), filed May 1, 2013 in the Eighth Judicial District Court in and for Clark County, Nevada; (3) Marc Henzel v. PROLOR Biotech, Inc., et al. (Case No. A-13-681020-C), filed May 1, 2013, in the Eighth Judicial District Court in and for Clark County, Nevada; (4) Bradford W. Baer, et al., v. PROLOR Biotech, Inc. et al. (Case No. A-13-681218-B, filed May 3, 2013 in the Eighth Judicial District Court in and for Clark County, Nevada; (5) James Hegarty v. PROLOR Biotech, Inc., et al (Case No. A-13-681250-C), filed May 6, 2013 in the Eighth Judicial District Court in and for Clark County, Nevada; and (6) Jorge L. Salas, et al. v. PROLOR Biotech, Inc., et al. (Case No. A-13-681279-C), filed May 6, 2013 in the Eighth Judicial District Court in and for Clark County, Nevada.

As previously disclosed, these six lawsuits were consolidated into a single action which names PROLOR, the members of PROLOR’s Board of Directors, OPKO, and POM as defendants. The consolidated lawsuit is brought by purported holders of PROLOR’s Common Stock, both individually and on behalf of a putative class of PROLOR’s stockholders, alleging that PROLOR’s Board of Directors breached its fiduciary duties in connection with the Merger by purportedly failing to maximize stockholder value, that PROLOR and its Board of Directors failed to disclose material information to PROLOR’s stockholders, and that OPKO and POM aided and abetted the alleged breaches of fiduciary duty. The lawsuit seeks monetary damages, including increased consideration to PROLOR’s stockholders, equitable relief, including, among other things, rescission of the Merger Agreement along with rescissionary damages, and an award of all costs, including reasonable attorneys’ fees.

Plaintiffs filed a motion seeking to enjoin the vote of the PROLOR stockholders to approve the Merger. By Order dated August 27, 2013, the court denied plaintiffs’ motion for preliminary injunction.

OPKO believes that the claims made in these lawsuits are without merit and intends to defend such claims vigorously; however, there can be no assurance that OPKO will prevail in its defense of the consolidated lawsuit. Further, additional claims beyond those that have already been filed may be brought by the current plaintiffs or by others in an effort to rescind the Merger Agreement and/or to seek monetary relief from OPKO. An unfavorable resolution of any such litigation surrounding the Merger could result in a substantial award of monetary damages and/or rescission of the Merger Agreement. In addition, the cost of defending the litigation, even if resolved favorably, could be substantial. Such litigation could also substantially divert the attention of OPKO’s management and its resources in general. Due to the preliminary nature of the consolidated lawsuit, OPKO is not able at this time to estimate its outcome.

Convertible Notes Matters

On August 30, 2013, OPKO announced that its 3.0% Convertible Senior Notes due 2033 are convertible by holders of such notes through September 6, 2013. A copy of the press release dated August 30, 2013 announcing the triggering of the conversion right is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(b) Pro Forma Financial Information

The required pro forma information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(d) Exhibits

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.

10.1	Amendment to the OPKO Health, Inc. 2007 Equity Incentive Plan.

99.1	Press release of OPKO and PROLOR, dated August 29, 2013.

99.2	Press release of OPKO, dated August 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Date: August 30, 2013	By	/s/ Adam Logal
	Name:	Adam Logal
	Title:	Vice President of Finance; Chief Accounting Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.
10.1	Amendment to the OPKO Health, Inc. 2007 Equity Incentive Plan.
99.1	Press release of OPKO and PROLOR, dated August 29, 2013.
99.2	Press release of OPKO, dated August 30, 2013.